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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                 S-3 Registration No. 333-21475



PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                                MEDPARTNERS, INC.

                        5,994,594 SHARES OF COMMON STOCK,
                            PAR VALUE $.001 PER SHARE

         The Prospectus, dated June 4, 1997 (the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc.
("MedPartners"), is hereby supplemented as set forth below.


     1. The information set forth opposite the name of MICHAEL C. HUGHES in the table of Selling Holders on page 13 of the Prospectus is deleted in its entirety.

     2. CWS INVESTMENTS, LTD. is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

     Number of Shares Beneficially Owned                       143,072
     Number of Shares Covered by this Prospectus                47,690
     Number of Shares to be Held After Offering                 95,382
     Percent of Outstanding Shares After Offering                    *

     3. The information set forth opposite the name of JOHN H. WILLIAMS, D.O. in the table of Selling Holders on page 15 of the Prospectus is deleted in its entirety.


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     4. ALDINE WOMEN'S CLINIC, P.A. is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

     Number of Shares Beneficially Owned                        24,110
     Number of Shares Covered by this Prospectus                 6,027
     Number of Shares to be Held After Offering                 18,083
     Percent of Outstanding Shares After Offering                    *




         The date of this Prospectus Supplement is June 30, 1997.





































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